Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Valhi, Inc. of our report dated March 11, 2021 relating to the financial statements, which appears in Valhi, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2020.

/s/PricewaterhouseCoopers LLP

Dallas, Texas
May 27, 2021